Exhibit 99.1
VMware Reports Fiscal Year 2021 Second Quarter Results
Total revenue growth of 9% year-over-year
Subscription and SaaS revenue growth of 44% year-over-year; 22% of total revenue

PALO ALTO, Calif., August 27, 2020—VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced financial results for the second quarter of fiscal 2021:

•	Revenue for the second quarter was $2.88 billion, an increase of 9% from the second quarter of fiscal 2020.

•	The combination of subscription and SaaS and license revenue was $1.35 billion, an increase of 11% from the second quarter of fiscal 2020.

•	Subscription and SaaS revenue for the second quarter was $631 million, an increase of 44% year-over-year, representing 22% of total revenue.

•
GAAP net income for the second quarter was $447 million, or $1.06 per diluted share, compared to $5.30 billion[1], or $12.47 per diluted share, for the second quarter of fiscal 2020. Non-GAAP net income for the second quarter was $766 million, or $1.81 per diluted share, up 18% per diluted share compared to $650 million, or $1.53 per diluted share, for the second quarter of fiscal 2020.

•
GAAP operating income for the second quarter was $534 million, an increase of 15% from the second quarter of fiscal 2020. Non-GAAP operating income for the second quarter was $950 million, an increase of 20% from the second quarter of fiscal 2020.

•	Operating cash flow for the second quarter was $719 million. Free cash flow for the second quarter was $643 million.

•	RPO for Q2 totaled $10.3 billion, up 17% year-over-year; total revenue plus sequential change in total unearned revenue grew 2% year-over-year.

•	The combination of subscription and SaaS and license revenue plus sequential change in unearned subscription and SaaS and license revenue grew 12% year-over-year.

“In light of these uncertain times, we delivered solid execution and financial performance in Q2 FY21,” said Pat Gelsinger, VMware CEO. “With our Any Cloud, Any Application, Any Device strategy, we are helping customers solve their hardest technology challenges and meet and exceed their business objectives.”

“Our performance in Q2 reflected strength in our Subscription and SaaS product offerings, which grew 44% year-over-year,” said Zane Rowe, executive vice president and CFO, VMware. “We plan to accelerate certain product initiatives through the remainder of the year, which will further support customers’ digital transformations and grow our Subscription and SaaS product offerings.”

Business Highlights & Strategic Announcements

•	VMware continues to further the Company’s multi-cloud strategy with advancements across the cloud platform and ecosystem.

◦
VMware made available the second generation of VMware Cloud on Dell EMC, a VMware service that delivers simple, more secure and scalable infrastructure as-a-service to customers’ on-premises data center and edge locations.

◦	Google Cloud announced the general availability of Google Cloud VMware Engine, an integrated first-party offering with end-to-end support to migrate and run the VMware environment in Google Cloud.

◦	Microsoft previewed the next generation of Azure VMware Solution, a first-party solution designed, built and supported by Microsoft and endorsed by VMware.

◦
VMware announced new capabilities designed to further improve the economic value of VMware Cloud on AWS while meeting an evolving set of requirements for application modernization, business continuity and resiliency, and cloud migration.

◦
Oracle unveiled worldwide availability of Oracle Cloud VMware Solution, a dedicated, cloud-native VMware-based environment that enables enterprises to easily move their production VMware workloads to Oracle Cloud Infrastructure.

•
DISH has chosen VMware Telco Cloud to help deploy the world’s first 5G, cloud-native Open Radio Access Network. The platform will help bring to life the first network in the U.S. to combine the efficiency of the distributed telco cloud, public cloud and private cloud environments while delivering consistent, low-latency edge computing.

•	Intel and VMware announced they are collaborating on an integrated software platform for virtualized Radio Access Networks to accelerate the rollout of both existing LTE and future 5G networks.

•	VMware announced a series of technology acquisitions including:

◦
Lastline, a pioneer in anti-malware research and Artificial Intelligence-powered network detection and response that is being integrated into NSX to provide a complete, internal firewall capability, opening new opportunities for NSX and dramatically accelerating the customer journey towards Intrinsic Security.

◦	The True Visibility Suite team and products from Blue Medora enabling VMware vRealize Operations to provide visibility and insight into customers’ broad data center and hybrid cloud environments.

◦	Datrium, which expands VMware Cloud on AWS’ Site Recovery offering with Datrium’s world-class cost-optimized disaster recovery as a solution.

•
VMware introduced VMware vSphere BitFusion, a new integrated feature in VMware vSphere 7 that will enable enterprises to deliver elastic infrastructure on-demand for artificial intelligence (AI) and machine learning (ML) applications.

•	In the second quarter, VMware received further recognition from leading industry analysts:

◦	IDC has ranked VMware No. 1 in worldwide cloud system and service management software[2] based on IDC calculations for calendar year 2019.

◦	IDC ranked VMware No. 1 in worldwide IT automation and configuration management (ITACM) based on IDC calculations for calendar year 2019.[3]

◦
VMware has been recognized as a Leader in the 2020 Gartner Magic Quadrant for Unified Endpoint Management[4], for the third consecutive year. The report recognized VMware as a leader for overall completeness of vision and ability to execute, positioned furthest for completeness of vision.

◦	VMware was positioned as a Leader in "The Forrester WaveTM: Infrastructure Automation Platforms, Q3 2020."[5] According to Forrester’s report, VMware achieved the highest possible score in 22 criteria.

The company will host a conference call today at 1:30 p.m. PT/ 4:30 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue will also be made available at http://ir.vmware.com in conjunction with the conference call.

1 During the second quarter of fiscal 2020, VMware completed an intra-group transfer of certain of its intellectual property rights to its Irish subsidiary, where its international business is headquartered. A discrete tax benefit of $4.9 billion was recorded as a deferred tax asset.

2 IDC, “Worldwide Cloud System and Service Management Software Market Shares, 2019: SaaS and ITOM Drive Growth,” doc #US45083420e, May 2020

3 IDC, “Worldwide IT Automation and Configuration Management Software Market Shares, 2019: Market Expands Ahead of Coronavirus Impact,” doc #US46397520, June 2020

4 Gartner, Inc., Magic Quadrant for Unified Endpoint Management, Dan Wilson, Chris Silva, et al, August 10, 2020. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

5Forrester, Chris Gardner, The Forrester WaveTM: Infrastructure Automation Platforms, Q3 2020, August 10, 2020.

# # #

About VMware
VMware software powers the world’s complex digital infrastructure. The company’s cloud, networking and security, and digital workspace offerings provide a dynamic and efficient digital foundation to customers globally, aided by an extensive ecosystem of partners. Headquartered in Palo Alto, California, VMware is committed to being a force for good, from its breakthrough innovations to its global impact. For more information, please visit https://www.vmware.com/company.html.

Additional Information
VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes: materials that VMware files with the SEC; announcements of investor conferences, speeches and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting; and opportunities to sign up for email alerts and RSS feeds to have information pushed in real time.

VMware, VMware Cloud, VMware Telco Cloud, Lastline, Datrium, NSX, vRealize BitFusion, and vSphere are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding plans for the acceleration of certain product initiatives and their expected benefits to customers and the growth of our Subscription and SaaS product offerings; and the implementation of the following programs and their benefits to customers: the release of the next generation of Azure VMware Solution; new capabilities of VMware Cloud on AWS; Oracle Cloud VMware Solution; the future implementation of VMware Telco Cloud platform for DISH; the rollout of virtualized Radio Access Networks with Intel; the integration with VMware offerings of the acquisitions of Lastline and Datrium and technology acquired from Blue Medora. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the impact of the COVID-19 pandemic on our operations, financial condition, our customers, the business environment and the global and regional economies; (2) adverse changes in general economic or market conditions; (3) delays or reductions in consumer, government and information technology spending; (4) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing, and security industries, as well as new product and marketing initiatives by VMware’s competitors; (5) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (6) rapid technological changes in the virtualization software and cloud, end user, security and mobile computing industries; (7) VMware’s customers’ ability to transition to new products, platforms, services, solutions and computing strategies in such areas as containerization, modern applications, intrinsic security and networking, cloud, digital workspaces, virtualization and the software defined data center, and the uncertainty of their acceptance of emerging technology; (8) VMware’s ability to enter into, maintain and extend strategically effective partnerships and alliances; (9) the continued risk of litigation and regulatory actions; (10) VMware’s ability to protect its proprietary technology; (11) changes to product and service development timelines; (12) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (13) the potential impact of Dell's investigation of strategic alternatives with respect to its interest in VMware, including a potential spinoff and related special cash dividend; (14) VMware’s ability to attract and retain highly qualified employees; (15) the ability of VMware to utilize our relationship with Dell to leverage go-to-market and product development activities; (16) risks associated with cyber-attacks, information security and data privacy; (17) disruptions resulting from key management changes; (18) risks associated with international sales such as fluctuating currency exchange rates and increased trade barriers; (19) changes in VMware’s financial condition; (20) geopolitical changes such as Brexit and increased tariffs and trade barriers that could adversely impact our non-U.S. sales; and (21) other business effects, including those related to industry, market, economic, political, regulatory and global health conditions. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots
VMware Investor Relations
pziots@vmware.com
650-427-3267

Michael Thacker
VMware Global PR
mthacker@vmware.com
650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	July 31,	August 2,	July 31,	August 2,
	2020	2019	2020	2019
Revenue:
License	$719	$773	$1,379	$1,419
Subscription and SaaS	631	439	1,204	850
Services	1,525	1,420	3,026	2,813
Total revenue	2,875	2,632	5,609	5,082
Operating expenses(1):
Cost of license revenue	35	38	74	74
Cost of subscription and SaaS revenue	132	97	258	191
Cost of services revenue	321	306	639	605
Research and development	679	614	1,344	1,204
Sales and marketing	897	888	1,814	1,756
General and administrative	277	223	523	432
Realignment and loss on disposition	—	—	4	—
Operating income	534	466	953	820
Investment income	1	14	7	28
Interest expense	(55)	(34)	(104)	(68)
Other income (expense), net	15	41	8	58
Income before income tax	495	487	864	838
Income tax provision (benefit)	48	(4,798)	31	(4,812)
Net income	447	5,285	833	5,650
Less: Net loss attributable to non-controlling interests	—	(18)	—	(33)
Net income attributable to VMware, Inc.	$447	$5,303	$833	$5,683
Net income per weighted-average share attributable to VMware, Inc. common stockholders, basic for Classes A and B	$1.06	$12.72	$1.99	$13.62
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B	$1.06	$12.47	$1.97	$13.34
Weighted-average shares, basic for Classes A and B	420,031	416,983	419,208	417,310
Weighted-average shares, diluted for Classes A and B	423,050	425,091	422,428	426,044
__________
(1) Includes stock-based compensation as follows:
Cost of license revenue	$—	$—	$1	$1
Cost of subscription and SaaS revenue	5	3	9	6
Cost of services revenue	26	20	48	38
Research and development	132	109	257	211
Sales and marketing	88	68	159	129
General and administrative	42	34	91	64

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	July 31,	January 31,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$4,703	$2,915
Accounts receivable, net of allowance for doubtful accounts of $6 and $7	1,970	1,883
Due from related parties, net	897	1,457
Other current assets	457	436
Total current assets	8,027	6,691
Property and equipment, net	1,302	1,280
Other assets	2,381	2,266
Deferred tax assets	5,809	5,556
Intangible assets, net	1,109	1,172
Goodwill	9,547	9,329
Total assets	$28,175	$26,294
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$216	$208
Accrued expenses and other	2,195	2,151
Current portion of long-term debt and other borrowings	1,500	2,747
Unearned revenue	5,215	5,218
Total current liabilities	9,126	10,324
Note payable to Dell	270	270
Long-term debt	4,714	2,731
Unearned revenue	4,170	4,050
Income tax payable	783	817
Operating lease liabilities	781	746
Other liabilities	424	347
Total liabilities	20,268	19,285
Contingencies
Stockholders’ equity:
Class A common stock, par value $0.01; authorized 2,500,000 shares; issued and outstanding 113,248 and 110,484 shares	1	1
Class B convertible common stock, par value $0.01; authorized 1,000,000 shares; issued and outstanding 307,222 shares	3	3
Additional paid-in capital	2,070	2,000
Accumulated other comprehensive loss	(9)	(4)
Retained earnings	5,842	5,009
Total stockholders’ equity	7,907	7,009
Total liabilities and stockholders’ equity	$28,175	$26,294

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 31,	August 2,	July 31,	August 2,
	2020	2019	2020	2019
Operating activities:
Net income	$447	$5,285	$833	$5,650
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	252	206	496	407
Stock-based compensation	293	234	565	449
Deferred income taxes, net	(98)	(4,937)	(196)	(4,955)
Unrealized (gain) loss on equity securities, net	—	(23)	(6)	(20)
(Gain) loss on disposition of assets, revaluation and impairment, net	1	—	7	(4)
Loss on extinguishment of debt	8	—	8	—
Other	2	2	(2)	2
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(432)	(323)	(79)	116
Other current assets and other assets	(173)	(229)	(345)	(356)
Due to/from related parties, net	(130)	(316)	560	298
Accounts payable	21	(4)	11	7
Accrued expenses and other liabilities	455	361	207	9
Income taxes payable	(66)	33	(51)	(11)
Unearned revenue	139	352	86	443
Net cash provided by operating activities	719	641	2,094	2,035
Investing activities:
Additions to property and equipment	(76)	(91)	(163)	(163)
Purchases of strategic investments	(6)	(8)	(11)	(8)
Proceeds from disposition of assets	18	—	21	22
Business combinations, net of cash acquired, and purchases of intangible assets	(296)	(340)	(335)	(384)
Net cash paid on disposition of a business	—	1	—	(5)
Net cash used in investing activities	(360)	(438)	(488)	(538)
Financing activities:
Proceeds from issuance of common stock	36	18	142	152
Net proceeds from issuance of long-term debt	(5)	—	1,979	—
Repayment of current portion of long-term debt	(1,257)	—	(1,257)	—
Repurchase of common stock	(130)	(446)	(311)	(1,037)
Shares repurchased for tax withholdings on vesting of restricted stock	(161)	(148)	(276)	(351)
Payment to acquire non-controlling interests	(91)	—	(91)	—
Principal payments on finance lease obligations	(1)	(1)	(1)	(1)
Net cash provided by (used in) financing activities	(1,609)	(577)	185	(1,237)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	—	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,249)	(374)	1,791	260
Cash, cash equivalents and restricted cash at beginning of the period	6,071	4,230	3,031	3,596
Cash, cash equivalents and restricted cash at end of the period	$4,822	$3,856	$4,822	$3,856
Supplemental disclosures of cash flow information:
Cash paid for interest	$17	$2	$91	$64
Cash paid for taxes, net	206	100	282	188
Non-cash items:
Changes in capital additions, accrued but not paid	$(1)	$(7)	$(7)	$(5)

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE
(in millions)
(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	July 31,	August 2,
	2020	2019
Total revenue, as reported	$2,875	$2,632
Sequential change in unearned revenue(1)	167	360
Total revenue plus sequential change in unearned revenue	$3,042	$2,992
Change (%) over prior year, as reported	2%

Growth in License and Subscription and SaaS Revenue Plus Sequential Change in Unearned License and Subscription and SaaS Revenue

	Three Months Ended
	July 31,	August 2,
	2020	2019
Total license and subscription and SaaS revenue, as reported	$1,350	$1,212
Sequential change in unearned license and subscription and SaaS revenue(2)	36	23
Total license and subscription and SaaS revenue plus sequential change in unearned license and subscription and SaaS revenue	$1,386	$1,235
Change (%) over prior year, as reported	12%
__________
(1) Consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the condensed consolidated balance sheets.

(2) Consists of the change in unearned license and subscription and SaaS revenue from the preceding quarter.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE
(in millions)
(unaudited)

	July 31,	May 1,	January 31,	November 1,	August 2,	May 3,
	2020	2020	2020	2019	2019	2019
Unearned revenue as reported:
License	$11	$15	$19	$19	$19	$19
Subscription and SaaS	1,619	1,579	1,534	1,199	976	953
Services
Software maintenance	6,696	6,611	6,700	6,106	6,042	5,754
Professional services	1,059	1,013	1,015	893	851	802
Total unearned revenue	$9,385	$9,218	$9,268	$8,217	$7,888	$7,528

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended July 31, 2020
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$35	—	—	(9)	—	—	$25
Cost of subscription and SaaS revenue	$132	(5)	—	(48)	—	—	$79
Cost of services revenue	$321	(26)	—	—	—	—	$294
Research and development	$679	(132)	(1)	—	(1)	—	$545
Sales and marketing	$897	(88)	(3)	(24)	—	—	$784
General and administrative	$277	(42)	—	—	(37)	—	$198
Operating income	$534	293	4	81	38	—	$950
Operating margin(2)	18.6%	10.2%	0.1%	2.8%	1.3%	—	33.0%
Other income (expense), net(3)	$15	—	—	—	1	—	$16
Income before income tax	$495	293	4	81	39	—	$912
Income tax provision	$48					98	$146
Tax rate(2)	9.8%						16.0%
Net income	$447	293	4	81	39	(98)	$766
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$1.06	$0.69	$0.01	$0.19	$0.09	$(0.23)	$1.81
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized.
(4) Calculated based upon 423,050 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Six Months Ended July 31, 2020
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$74	(1)	—	(21)	—	—	—	$52
Cost of subscription and SaaS revenue	$258	(9)	—	(89)	—	—	—	$160
Cost of services revenue	$639	(48)	(1)	(1)	—	—	—	$589
Research and development	$1,344	(257)	(1)	(1)	—	(1)	—	$1,085
Sales and marketing	$1,814	(159)	(3)	(49)	—	(2)	—	$1,600
General and administrative	$523	(91)	(1)	—	—	(76)	—	$355
Realignment and loss on disposition	$4	—	—	—	(4)	—	—	$—
Operating income	$953	565	6	161	4	79	—	$1,768
Operating margin(2)	17.0%	10.1%	0.1%	2.9%	0.1%	1.4%	—	31.5%
Other income (expense), net(3)	$8	—	—	—	—	(6)	—	$3
Income before income tax	$864	565	6	161	4	73	—	$1,674
Income tax provision	$31						237	$268
Tax rate(2)	3.5%							16.0%
Net income	$833	565	6	161	4	73	(237)	$1,406
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$1.97	$1.34	$0.01	$0.38	$0.01	$0.17	$(0.56)	$3.33
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized.
(4) Calculated based upon 422,428 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended August 2, 2019
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP		Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$38		—	—	(21)	—	—	$17
Cost of subscription and SaaS revenue	$97		(3)	—	(26)	—	—	$68
Cost of services revenue	$306		(20)	—	(1)	—	—	$285
Research and development	$614		(109)	—	—	—	—	$505
Sales and marketing	$888		(68)	(4)	(22)	—	—	$795
General and administrative	$223		(34)	—	—	(22)	—	$167
Operating income	$466		234	4	70	22	—	$795
Operating margin(2)	17.7%		8.9%	0.2%	2.7%	0.8%	—	30.2%
Other income (expense), net(3)	$41		—	—	—	(23)	—	$17
Income before income tax	$487		234	4	70	(1)	—	$792
Income tax provision (benefit)	$(4,798)	(4)					4,925	$127
Tax rate(2)	N/M	(4)						16.0%
Net income	$5,285		234	4	70	(1)	(4,925)	$665
Less: Net income (loss) attributable to non-controlling interests	$(18)		26	—	9	—	(1)	$15
Net income attributable to VMware, Inc.	$5,303		208	4	61	(1)	(4,924)	$650
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(2)(5)	$12.47		$0.49	$0.01	$0.14	$—	$(11.58)	$1.53
__________
N/M - Tax rate calculated on a GAAP basis is not considered meaningful.
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized.
(4) During the second quarter of fiscal 2020, we completed an intra-group transfer of certain of our intellectual property rights to our Irish subsidiary, where our international business is headquartered. A discrete tax benefit of $4.9 billion was recorded as a deferred tax asset. Due to the impact of the discrete tax benefit of $4.9 billion, the tax rate calculated on a GAAP basis is not considered meaningful.

(5) Calculated based upon 425,091 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Six Months Ended August 2, 2019
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP		Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$74		(1)	—	(41)	—	—	$32
Cost of subscription and SaaS revenue	$191		(6)	—	(52)	—	—	$132
Cost of services revenue	$605		(38)	—	(1)	—	—	$566
Research and development	$1,204		(211)	—	(1)	—	—	$993
Sales and marketing	$1,756		(129)	(6)	(45)	—	—	$1,575
General and administrative	$432		(64)	—	—	(34)	—	$333
Operating income	$820		449	6	140	34	—	$1,451
Operating margin(2)	16.1%		8.8%	0.1%	2.8%	0.7%	—	28.6%
Other income (expense), net(3)	$58		—	—	—	(23)	—	$34
Income before income tax	$838		449	6	140	11	—	$1,445
Income tax provision (benefit)	$(4,812)	(4)					5,043	$231
Tax rate(2)	N/M	(4)						16.0%
Net income	$5,650		449	6	140	11	(5,043)	$1,214
Less: Net income (loss) attributable to non-controlling interests	$(33)		47	—	18	—	(6)	$27
Net income attributable to VMware, Inc.	$5,683		402	6	122	11	(5,037)	$1,187
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(2)(5)	$13.34		$0.94	$0.01	$0.29	$0.03	$(11.82)	$2.79
__________
N/M - Tax rate calculated on a GAAP basis is not considered meaningful.
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized.
(4) During the second quarter of fiscal 2020, we completed an intra-group transfer of certain of our intellectual property rights to our Irish subsidiary, where our international business is headquartered. A discrete tax benefit of $4.9 billion was recorded as a deferred tax asset. Due to the impact of the discrete tax benefit of $4.9 billion, the tax rate calculated on a GAAP basis is not considered meaningful.

(5) Calculated based upon 426,044 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 31,	August 2,	July 31,	August 2,
	2020	2019	2020	2019
Revenue:
License	$719	$773	$1,379	$1,419
Subscription and SaaS	631	439	1,204	850
Total license and subscription and SaaS	1,350	1,212	2,583	2,269
Services:
Software maintenance	1,270	1,172	2,515	2,319
Professional services	255	248	511	494
Total services	1,525	1,420	3,026	2,813
Total revenue	$2,875	$2,632	$5,609	$5,082
Percentage of revenue:
License	25.0%	29.4%	24.6%	27.9%
Subscription and SaaS	22.0%	16.7%	21.4%	16.7%
Total license and subscription and SaaS	47.0%	46.1%	46.0%	44.6%
Services:
Software maintenance	44.2%	44.5%	44.8%	45.6%
Professional services	8.8%	9.4%	9.2%	9.8%
Total services	53.0%	53.9%	54.0%	55.4%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 31,	August 2,	July 31,	August 2,
	2020	2019	2020	2019
Revenue:
United States	$1,439	$1,317	$2,802	$2,512
International	1,436	1,315	2,807	2,570
Total revenue	$2,875	$2,632	$5,609	$5,082
Percentage of revenue:
United States	50.0%	50.0%	50.0%	49.4%
International	50.0%	50.0%	50.0%	50.6%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES
TO FREE CASH FLOWS
(A NON-GAAP FINANCIAL MEASURE)
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 31,	August 2,	July 31,	August 2,
	2020	2019	2020	2019
GAAP cash flows from operating activities	$719	$641	$2,094	$2,035
Capital expenditures	(76)	(91)	(163)	(163)
Free cash flows	$643	$550	$1,931	$1,872

VMware, Inc.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flow, differ from GAAP in that they exclude stock-based compensation, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other items, and discrete items that impacted our GAAP tax rate, each as discussed below. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate. Free cash flow differs from GAAP cash flow from operating activities with respect to the treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•
Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•
Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•
Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•
Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•
Acquisition, disposition and other items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other items when looking for a consistent basis for comparison across accounting periods. These items include:

–	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

–	Costs associated with integrating acquired businesses.

–	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

–	Gains or losses on equity investments, whether realized or unrealized.

VMware, Inc.

–	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments.

–
Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•
Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flow is meaningful to investors because management reviews cash flow generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.